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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-55681) pertaining to the Genesis Direct, Inc. 1997 Long-Term Incentive Plan and the Genesis Direct, Inc. 1998 Employee Stock Purchase Plan of our report dated July 9, 1999, with respect to the consolidated financial statements and schedule of Genesis Direct, Inc. included in the Annual Report (Form 10-K) for the year ended March 27, 1999

Hackensack, New Jersey
July 9, 1999

                                         Ernst & Young LLP